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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of The Connecticut Water Service, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Marshall T. Chiaraluce, Chief Executive Officer of the Company, and David C. Benoit, the Chief Financial Officer of the Company, do each hereby certify, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Marshall T. Chiaraluce
--------------------------------------
Marshall T. Chiaraluce
Chief Executive Officer
November 9, 2004

/s/  David C. Benoit
--------------------------------------
David C. Benoit
Chief Financial Officer
November 9, 2004

These certifications accompany the Report, are not deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") and are not to be incorporated by reference into any filing of Connecticut Water Service, Inc. under the Securities Act of 1933 or the Exchange Act (whether made before or after the date of filing of the Report), irrespective of any general incorporation language contained in any such filing.